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                                                                   EXHIBIT 10.30



                          FREENY VOTING TRUST AGREEMENT

         This Agreement is made effective as of September 1, 2001, by and among AmeriVision Communications, Inc., an Oklahoma corporation currently maintaining a business address at 5900 Mosteller Drive, Suite 1800, Oklahoma City, Oklahoma 73112 (the "COMPANY"), Tracy C. Freeny and Sharon Freeny, individual residents 6220 N.E. 113th Street, Edmond, Oklahoma 73013 (the "BENEFICIARIES"), and David Clark, Russell Beaty and David Thompson (the "TRUSTEES").

                             BACKGROUND INFORMATION

         The Beneficiaries are married to each other as husband and wife. They are currently the registered owners, as joint tenants with a right of survivorship, of 16,742.89 shares of the Company's single class of authorized capital stock (which stock, together with any class or series of capital stock of the Company that is hereafter authorized for issuance, shall be referred to herein as the "CAPITAL STOCK"). In addition, Mr. Freeny is the registered owner of 135,600 shares of Capital Stock, of which 50,000 shares are pledged in favor of Hebron Communications Corporation ("HEBRON") as security for the repayment of Company obligations owing to that entity; Ms. Freeny is the registered owner of 2,000 shares of Capital Stock; the Freeny's minor son, Shawn C. Freeny, is the registered owner of 2,200 shares of Capital Stock; Ms. Freeny and Shawn C. Freeny are the registered owners of 2,000 shares of Capital Stock; and the Freeny's adult son, Scott C. Freeny, is the registered owner of an additional 2,666.53 shares of Capital Stock. The owners of the 161,209.42 shares of Capital Stock so referenced are hereinafter sometimes referred to as the "FREENY GROUP", and that number of shares represents 19.13% of the Company's 842,727 shares of Capital Stock that are currently issued and outstanding.

         In order to better assure stability and continuity in the management and control of the Company's affairs during the period described below the Beneficiaries deem it advisable to deposit with the Trustees 104,342.89 of the shares of Capital Stock owned by them individually or jointly, including all of the shares owned by the Beneficiaries jointly (16,742.89) and by Ms. Freeny individually (2,000), and the 85,600 shares owned by Mr. Freeny in an unencumbered condition. In addition, Mr. Freeny deems it advisable to assign to the Trustees his voting rights with respect to 14,814 of the 50,000 shares which are owned by him but pledged to Hebron (the "HEBRON SHARES") and to direct the escrow agent which has physical possession of the certificate representing the Hebron Shares, at such time as the certificate would otherwise be returnable to Mr. Freeny, to cause the same to be deposited with the Company for cancellation and reissuance, to the extent of the Hebron Shares, to the Trustees. The 119,157.89 shares of Capital Stock to be so deposited or whose voting rights are to be so assigned, together with any additional shares of Capital Stock that are hereafter subjected to the terms of this Agreement, are sometimes herein referred to as the "SHARES". All such Shares are hereafter to be held subject to the terms of this Agreement (in the case of the Shares whose voting rights are being assigned, subject to the legal rights of Hebron), leaving registered in the joint or individual names of members of the Freeny Group 42,052 shares of Capital Stock, constituting 4.99% of the Company's issued and outstanding shares of Capital Stock (the "MAXIMUM OUTSIDE SHARE PERCENTAGE"). The Trustees are willing to accept receipt of the Shares (either physically or by way the assignment herein contained) and to hold the same pursuant to the terms of and subject to the conditions imposed by this Agreement.


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          NOW, THEREFORE, for the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                              OPERATIVE PROVISIONS

1. INCORPORATION BY REFERENCE. The Company and each of the Beneficiaries acknowledge each of the statements set forth above under the heading, Background Information, as being accurate and complete, and therefor incorporate the same, together with each of the definitions created therein, into the Operative Provisions of this Agreement by specific reference thereto.

2. ESTABLISHMENT AND TERM OF TRUST. The Beneficiaries hereby declare and establish this Trust for the mutual benefit of themselves and the Company for that period of time commencing as of the date of this Agreement and terminating on the earliest of (a) the termination of that certain Consulting Agreement, of even date herewith, by and between the Company and Tracy C. Freeny; (b) the sale by the Beneficiaries of all Shares in accordance with the requirements of
Section 11 below; (c) the occurrence of an event triggering the termination requirement of Section 15 below; or (d) August 31, 2011 (the "Term"). During its Term, this Trust shall be irrevocable except as otherwise provided herein.

3. TRANSFER OF SHARES INTO TRUST/ISSUANCE OF VOTING TRUST CERTIFICATE. The Beneficiaries hereby transfer to the Trustees and the Trustees hereby accept, to be held in trust pursuant to the terms of this Agreement, one or more certificates, each being endorsed or accompanied by separate instruments of assignment and transfer, so as to enable the Trustees to cause there to be transferred into the Trustees' registered ownership, as hereinafter provided, all of Beneficiaries' legal right, title and interest in and to Shares other than the Hebron Shares, and Mr. Freeny hereby assigns to the Trustees his right, title and interest in and to the Hebron Shares so as to enable the Trustees to vote the Hebron Shares and to have the right, when the Hebron Shares would otherwise be returnable to Mr. Freeny, to receive the same into their registered ownership, also as hereinafter provided; but each of the Beneficiaries hereby reserves to him or herself the equitable title and all beneficial rights and interests therein, as such title, right and interest may appear. During the Term of this Agreement, the Beneficiaries and each of Mr. and Mrs. Freeny, individually, shall have a continuing duty to transfer additional shares of Capital Stock to the Trust if at any time during the Term hereof the legal or beneficial ownership of Capital Stock by the Freeny Group, or any of its members, not then made the subject of this Agreement, exceeds the Maximum Outside Share Percentage, such that, following each such additional transfer, the combined ownership of shares of Capital Stock by all members of the Freeny Group shall not exceed the Maximum Outside Share Percentage.

4. TRUST ADMINISTRATION. The Trustees shall cause each certificate evidencing the Beneficiaries' ownership of Shares, when deposited pursuant to this Agreement, to be canceled by the Company and reissued so as to identify on the Company's stockholder records the "Trustees of the Freeny Voting Trust Agreement, dated September 1, 2001", as being the registered owner of such Shares, provided that if any such deposited certificate evidences a greater number of shares of Capital Stock than are required hereby to be deposited with and held by the Trustees, appropriate action shall be taken by the Trustees, the Beneficiaries and the Company to cause only the Shares required to be deposited with the Trustees to be evidenced by a certificate issued to the Trustees.


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          The Trustees shall hold all Shares received subject to the terms of this Agreement, and shall, following each receipt, promptly issue and deliver to the registered owner(s) of each certificate tendered for the purpose of effecting a Share transfer to the Trustees a voting trust certificate, in the form of EXHIBIT A hereto, evidencing such owner(s)' beneficial ownership of the Shares so transferred. The Trustees shall maintain accurate Trust records identifying by name and address each person to whom a particular voting trust certificate shall be issued (a "REGISTERED HOLDER", which term, as applicable, shall be deemed to include Mr. Freeny during that period prior to delivery of the Hebron Shares to the Trustees), which person shall be treated by the Trustees as the sole owner of such voting trust certificate. For clarity of interpretation of the remaining provisions of this Agreement, even though Mr. Freeny shall not be issued a voting trust certificate with respect to the Hebron Shares until such time as a certificate representing the same is presented to the Trustees for cancellation and reissuance, he will, during such period, be deemed to have the same equitable rights hereunder as to the Hebron Shares as each holder of a voting trust certificate shall have with respect to the Shares represented thereby. The Trustees may give any required notice (including change of address) to a Registered Holder by sending such notice to the most recent address provided by such Registered Holder and appearing in the records maintained by the Trustees. Any notice provided by a Registered Holder to the Trustees shall be sent to the following address until further notice:

                            c/o Jeremy P. Ross, Esq.
                      Bush Ross Gardner Warren & Rudy, P.A.
                            220 South Franklin Street
                              Tampa, Florida 33602

5. VOTING RIGHTS OF TRUSTEES. From and after the date of this Agreement and until the cancellation of a particular voting trust certificate and subsequent delivery to a Registered Holder (or to any pledgee of the Shares to which such certificate applies) of one or more stock certificates in exchange therefor, the Trustees shall have the right, subject to the remaining provisions of this section, to exercise, in person or by their nominee or proxy, all shareholder voting rights and powers in respect of the Hebron Shares and all other Shares whose certificates shall be deposited hereunder, and to take part in or consent to any corporate or shareholder action of any kind or character. The right to vote shall include the right to vote for the election of Company directors, and in favor of or against any resolution or proposed action of any character, which may be presented at any meeting or require the consent of Company shareholders. In voting the Shares held hereunder, the Trustees shall exercise their best judgment to select suitable directors of the Company, and shall otherwise take action in respect of the Company's management or its affairs as they may deem necessary or appropriate; but they shall not be held personally responsible with respect to any action taken pursuant to any such vote cast or action taken or omitted under this Agreement as long as the Trustees exercise good faith in such matters and their actions or inactions do not constitute willful misconduct. In making any decision with respect to the Trust, its assets or administration, the Trustees shall act by majority rule. Any delegation of the voting right herein granted to a nominee or proxy shall be permitted hereunder only if such nominee or proxy is also then a trustee of this Trust.


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          Notwithstanding the foregoing, the Trustees shall cast a vote with respect to any of the following proposals only as directed by the Registered Holders of voting trust certificates which evidence the beneficial ownership of at least two-thirds of the Shares then represented by all outstanding voting trust certificates:

                  a. to dissolve or liquidate the Company, to merge it into, or to consolidate it with another corporation or other legal entity;

                  b. to amend the Company's Articles of Incorporation;

                  c. to sell substantially all of the Company's assets;

                  d. a proposal, which, if carried, will have the effect of reducing substantially the voting power, rights to dividends, or rights to Company assets upon its dissolution or liquidation, of the Shares underlying all then outstanding voting trust certificates; or

                  e. to sell, mortgage, or in any manner transfer, directly or indirectly, to any third party, by means other than a directed sale, assignment, gift or pledge made by a Registered Holder, any interest in the Shares underlying then outstanding voting trust certificates.

6. DIVIDENDS. During the pendency of this Agreement, the Trustees shall be required to make prompt distribution to each Registered Holder of a voting trust certificate of any cash dividend or other cash distribution received by the Trustees from the Company with respect to the Shares to which such voting trust certificate applies. If any dividend or other distribution in respect of the Shares deposited with the Trustees is paid, in whole or in part, in capital stock of the Company having general voting powers, the Trustees shall likewise hold, subject to the terms of this Agreement, each certificate received by them on account of such dividend or distribution, and the Registered Holder of each voting trust certificate representing Shares with respect to which such stock dividend or distribution has been paid shall be entitled to receive a separate voting trust certificate with respect to the number of shares and class of stock received as such dividend or distribution; provided that if a voting trust certificate issued with respect to Shares has been pledged and the Trustees have actual notice of such pledge, then the pledgee of such voting trust certificate shall be entitled to receive any new voting trust certificate issued with respect to the number and class of Shares received by the Trustees as such stock dividend or distribution.

          A Registered Holder shall be entitled to receive a cash dividend or distribution described above only if such Holder is registered as such in the Trustees' shareholder records at the close of business on the record date selected by the Company to determine those holders of its capital stock entitled to receive such dividends or distributions, or, if the Trustees shall have fixed their own date for the purpose of determining the Registered Holders of voting trust certificates entitled to receive such cash distribution, as shall be their right, then registered as such at the close of business on the date so fixed by the Trustees. With respect to voting trust certificates that have been pledged and for which the Trustees have received actual notice, the Trustees will be obligated to provide additional voting trust certificates representing any stock dividends or distributions to the pledgee only if the notice has been received by the record date fixed by the Company or the date fixed by the


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Trustees, as the case may be. If the Trustees fix a separate record date, the same shall be no fewer than three and no more than 30 days preceding the date of payment or other distribution by the Company.

          If any dividend or other distribution deposited with the Trustees in respect of the Shares shall be in a form other than cash or Capital Stock having general voting powers, then the Trustees shall promptly distribute the same among the persons identified as Registered Holders of voting trust certificates as of the close of business on the record date selected by the Trustees to determine the holders of voting trust certificates entitled to receive such distribution. Such distribution shall be made to such Registered Holders ratably, giving effect to the number of Shares with respect to which each voting trust certificate shall have been issued and to the total number of such Shares represented by all outstanding voting trust certificates. If any voting trust certificate shall have been pledged and, at the time of such distribution, the Trustees have actual notice of such pledge, the distribution applicable to such voting trust certificate shall be made to the pledgee only if notice of such pledge shall have been received by the Trustees by the close of business on the day fixed for taking a record to determine the holders of voting trust certificates entitled to receive such distribution.

          In lieu of receiving cash dividends or distributions made in respect of Shares and paying the same to the Registered Holders of voting trust certificates pursuant to the provisions of this Agreement, the Trustees may instruct the Company to make such distributions directly to Registered Holders of voting trust certificates or to their pledgees, as the case may be, and following receipt of such instructions, the Company shall pay such dividends or distributions directly to the designated Registered Holders and/or pledgees. The Trustees may at any time revoke such instructions by notice to the Company directing it to again make all dividend payments or other distributions with respect to Shares to the Trustees, but prior to effecting such revocation the Trustees shall have no liability with respect to the transfer of such dividends or distributions.

7. SUBSCRIPTION RIGHTS. If the Company offers any of its securities for subscription by the holders of Shares deposited hereunder, the Trustees shall, promptly upon receipt of notice of such offer, mail a copy thereof to each Registered Holder of a voting trust certificate and to each pledgee of a voting trust certificate who has given actual notice to the Trustees of such pledge. Upon receipt by the Trustees, at least five business days prior to the last day fixed by the Company for subscription and payment, of a request from any such Registered Holder of a voting trust certificate to subscribe on his behalf, accompanied by the sum of money required to pay for such securities to which such Holder is entitled and which he has elected to acquire, the Trustees shall make such subscription and payment. If any certificate to be received by the Trustees in response to such subscription will evidence shares of Capital Stock with voting power, the Trustees shall direct that the same be delivered to them and upon receipt shall issue to the Registered Holder a voting trust certificate in respect thereof; provided that if the Trustees shall have previously received actual notice as to the pledge of the voting trust certificate representing the Shares with respect to which the subscription rights are being offered, each voting trust certificate issued by them in respect of the Shares subscribed for shall be delivered instead to the pledgee. If any such certificate to be received by the Trustees in response to such subscription will evidence ownership of any other class of securities, the Trustees shall instruct the Company to register the certificate in the name of the Registered Holder and to make delivery directly to him or her.


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8. REORGANIZATION OF COMPANY. In case the Company is merged into or consolidated with another entity, or all or substantially all of the assets of the Company are transferred to another entity, then in connection with such transfer, the term "Company" for all purposes of this Agreement shall be taken to include such successor entity, and the Trustees shall receive and hold under this Agreement any capital stock or other ownership interests of such successor received on account of the ownership, as Trustees hereunder, of the Shares held hereunder prior to such merger, consolidation or transfer. Voting trust certificates issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding, or the Trustees may, in their discretion, substitute for such voting trust certificates new voting trust certificates in appropriate form, and the terms "Shares" and "Capital Stock" as used herein shall be taken to include any capital stock or other evidence of an equity ownership interest which may be received by the Trustees in lieu of all or any part of the Shares theretofore under their control.

9. DISSOLUTION OF COMPANY. In the event of the dissolution of the Company's corporate existence or liquidation of all or any substantial portion of its assets, whether voluntary or involuntary, the Trustees shall receive the moneys, securities, rights or properties to which each owner of the Capital Stock deposited hereunder is entitled, and shall distribute the same among the Registered Holders of voting trust certificates in proportion to their interests, as shown by the books of the Trustees; provided that if such voting trust certificates have been pledged and the Trustees have actual written notice of such pledge, the share applicable to that particular Registered Holder shall be distributed instead to the pledgee.

10. TRANSFER AND REPLACEMENT OF VOTING TRUST CERTIFICATES. Each voting trust certificate shall be transferable by its Registered Holder, either in person or by an authorized attorney-in-fact, at the principal office of the Trustees or at such other location as the Trustees may designate by an instrument in writing signed by one or more of them and sent by mail to each Registered Holder, upon surrender thereof and subject to the reasonable rules established for that purpose by the Trustees as well as any restrictions imposed by any pledge of such certificate; but the Trustees shall not be required to deliver any stock certificate held by them hereunder without the surrender of such voting trust certificate and unless the Trustees have received an opinion of recognized legal counsel satisfactory to the Trustees that registration of the underlying securities or of the voting trust certificate is not required under applicable securities laws in order to effectuate the transfer. Upon issuance of a replacement voting trust certificate the Trustees shall enter in its applicable records the name of the transferee as the absolute owner of such certificate.

          If a voting trust certificate is lost, stolen, mutilated or destroyed, the Trustees, in their discretion, may issue a duplicate of such certificate upon receipt of: (a) evidence of such fact satisfactory to them; (b) indemnity satisfactory to them; (c) the existing certificate, if mutilated; and (d) their reasonable expenses, if any, incurred in connection with the issuance of a new trust certificate. If the voting trust certificate is the subject of a pledge of which the Trustees have actual notice, a duplicate of such certificate shall be provided to the pledgee. The Trustees shall not be required to recognize any transfer of a voting trust certificate not made in accordance with the provisions hereof unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustees, and shall in addition deposit with the Trustees indemnity satisfactory to them.


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11. DESIRED SALE OF SHARES BY REGISTERED HOLDER. Upon notification by a
Registered Holder of a desire to cause the Trustees to effect a sale of some or all of the Shares with respect to which a voting trust certificate applicable to such Holder has been issued and is then outstanding (the "DESIGNATED SHARES"), which notification contains a covenant that such sale will not be made to any person having a familial, business or professional relationship with the Holder and is accompanied by an opinion of counsel, in form and substance reasonably acceptable to the Trustees, which describes the manner in which such sale is to be effected and opines favorably with respect to such sale's compliance with applicable federal and state securities law (the "OPINION"), the Trustees shall promptly take all reasonable actions to effect a sale of the Designated Shares, free of trust, in the manner directed by the Opinion, and upon receipt of any proceeds therefrom shall distribute the same, less any expenses incurred by the Trustees in connection with such transaction, to the Registered Holder, but only upon the Trustees' prior receipt of the Holder's applicable voting trust certificate, properly endorsed or accompanied by separate instruments of assignment and transfer. If such sale is completed with respect to fewer than all Shares to which the returned certificate applies, a new voting trust certificate shall be issued in favor of the Registered Holder reflecting beneficial ownership of the Shares not so sold.

12. TERMINATION PROCEDURE. Upon termination of this Agreement as hereinabove provided, the Trustees shall, on such date as they may choose during the period commencing 20 days before and ending 20 days after such termination date, furnish notice of such termination to each Registered Holder of a voting trust certificate, at the address appearing in the Trustees' records, and, if the Trustees have actual written notice of a pledge of the voting trust certificate, then also to the pledgee of the voting trust certificate, at the address available to the Trustees. After the date specified in any such notice (which date shall be fixed by the Trustees), the voting trust certificates shall cease to have any effect, and any Registered Holder of a voting trust certificate shall thereafter have no further rights under this Agreement other than to receive certificates for shares of Capital Stock or other property distributable under the terms hereof and upon the surrender of such voting trust certificate.

          Within 30 days after the termination of this Agreement, the Trustees shall take all action necessary to cause to be delivered to each Registered Holder of a voting trust certificate or, if the certificate is pledged and the Trustees have actual notice of such pledge, then to the pledgee, one or more certificates for the number of shares of Capital Stock represented by such voting trust certificate, but only upon its surrender, properly endorsed or accompanied by separate instruments of assignment and transfer, at the office of the Trustees. At any time subsequent to 30 days after the termination of this Agreement, the Trustees may deposit with the Company stock certificates representing the number of shares of Capital Stock represented by the voting trust certificates then outstanding and in their possession, and authorize the Company to cancel the same, to issue new stock certificates, in the names and denominations reflected by the outstanding voting trust certificates so deposited, and to deliver such new certificates to the new registered owners. The Trustees shall continue to hold those stock certificates evidencing the Trust's ownership with respect to which no tender of the related voting trust certificate(s) has been made until the Trustees determine there to be no substantive reason for such retention, and, at such time, they may deposit such certificate(s) with the Company for cancellation, reissuance and delivery to the new registered owners; and upon the final such deposit all further liability of the Trustees for the delivery of stock


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certificates and the delivery or payment of dividends upon surrender of the voting trust certificates shall cease, and the Trustees shall not be required to take any further action hereunder.

13. MEETINGS OF REGISTERED HOLDERS. The Trustees may, in their discretion, notice and call a meeting of all Registered Holders to obtain an understanding therefrom as to their preference, if any, as to the vote to be cast on any particular proposal due to be considered at a shareholders' meeting or by way of a solicited consent action. Except as provided in Section 5 above, the Trustees shall not be bound to vote any Shares in accordance with any preference expressed by any Registered Holder. Any such meeting, if called, shall be held at a mutually convenient time and place or, whenever possible, by telephone conference.

14. TRUSTEES AND TRUSTEE SUCCESSION. During the pendency of this Agreement, the Trust shall be administered by three Trustees, one of whom shall at all times be an elected member of the Company's board of directors and selected by the Beneficiaries, or the survivor of them. That requirement has been initially met by the appointment of David Clark to serve in such capacity. The remaining two Trustees shall also be selected by the Beneficiaries or the survivor as between them, but in making such selections they shall be limited to individuals who are at least 30 years of age and have no familial, business or professional relationship to either Beneficiary. The Beneficiaries herein affirm that they have met such requirements by selecting Russell Beaty and David Thompson as initial Trustees. No Trustee shall be required to apply for or obtain the issuance of a fiduciary bond as a condition of service or to ensure the faithful performance of his or her obligations hereunder. Any Trustee shall have the right to resign from office by notifying the Company and all then Registered Holders of such intention at least 30 days in advance of its effectiveness. Each Trustee may also be removed by the Beneficiaries, or the survivor of them, without cause. Upon any such resignation or removal, the Beneficiaries, or the survivor of them, shall select and seat a successor as promptly as practicable, pending which the remaining Trustees shall have the authority to administer the Trust by themselves. Each successor Trustee shall enjoy all the rights, powers, interests and immunities of the Trustee to whose position he or she succeeds; shall succeed to the legal title of the Shares; and shall not be liable or responsible for any acts or defaults of any predecessor Trustee in any way, nor for any loss or expense from or association with any action taken or neglected to be taken by any predecessor Trustee.

15. TRUSTEES COMPENSATION, EXPENSES AND IMMUNITIES. The Trustees may receive a fee for their services hereunder, as determined and paid by the Beneficiaries and for which the Company shall have no responsibility. The Trustees are authorized to incur reasonable expenses and charges which they deem necessary for the proper administration of this Trust, including fees for the services of legal and accounting professionals, and for which the Company shall have responsibility. Neither the Beneficiaries nor any Registered Holder shall have liability for such expenses and charges unless the Trustees determine that the Company does not have available funds sufficient to meet the same as they come due. In that latter event, the Beneficiaries and each additional Registered Holder shall be personally liable to satisfy such obligations, in proportion to their relative ownership interests, and within five business days following receipt of notification from the Trustees of the amounts needed and of their determination as to the Company's inability to make payment; but in such event, and notwithstanding anything herein to the contrary, this Trust shall automatically terminate in accordance with the procedure set forth in Section 12 above, and the date of such Trustees' notification shall serve as the termination date for purposes of Section 12 above. The Trustees may seek the advice and opinion of legal counsel, which counsel may also be counsel to the Company, and any action taken in good faith in accordance with such advice and opinion shall be conclusive upon the parties to this Agreement, and the Trustees shall not be liable to the parties to this Agreement on account of such action.

16. INSPECTION OF AGREEMENT. The Company may receive and retain a copy of this Agreement, which shall be available to inspection by either a shareholder or Registered Holder, upon reasonable notice, at the Company's principal office and during its normal business hours.

17. MISCELLANEOUS:

          17.1 NOTICES. All notices, consents, approvals, joinders, waivers and other communications required or permitted under this Agreement (each a "COMMUNICATION") shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial courier or United States Postal Service overnight delivery service, or, deposited with the United States Postal Service and mailed by first class, registered or certified mail, postage prepaid, if to either party in care of the address set forth in preamble hereto, or to such other address as any shall have provided notice to the others in the manner herein permitted. Each such Communication shall be deemed given upon the earlier to occur of (i) actual receipt by the party to whom such Communication is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) such Communication is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Central Time and, if sent after 5:00 p.m. Central Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) after which such Communication is sent (subject in each case to the above-referenced confirmation copy being timely furnished); (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) following deposit thereof with the United States Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any Communication hereunder.

          17.2 GOVERNING LAW/VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma. The exclusive venue for any resolving any dispute arising from this Agreement shall be the state or federal courts sitting in Oklahoma County, Oklahoma.

         17.3 ASSIGNMENT. The rights and responsibilities under this Agreement may not be assigned by any party without the express written consent of all other parties.

          17.4 WAIVER OR MODIFICATION. This Agreement constitutes the entire agreement of the parties, and may be modified, amended or waived only by written instrument executed by all parties.


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         17.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17.6 ENFORCEMENT. This Agreement may be specifically enforced without the necessity of posting bond or other financial undertaking, the prevailing party to receive an award of reasonable attorney fees in addition to such other relief as the court deems proper.

         17.7 GRANTOR TRUST STATUS. Until the death of the surviving Beneficiary, it is the intent of the Beneficiaries that this Trust shall be deemed a "Grantor Trust" of the Beneficiaries pursuant to Sections 671-677 of the Internal Revenue Code of 1986, as amended, such that its separate entity status shall be disregarded for all federal and state income tax reporting and payment purposes, all items of income (including tax-exempt income), capital gain, loss, capital loss, deductions, credits and the like generated within the Trust shall be reported and claimed by the Beneficiaries, as applicable, on their individual tax returns, and any taxes due as a result of such reporting shall be paid by the Beneficiaries as if the Trust were not in existence. Neither the Company nor the Trustees shall take any affirmative action to deny to the Beneficiaries the right to claim such status.

         IN WITNESS WHEREOF, the parties have hereunto set their hands intending to be bound hereby for the uses and purposes herein set forth.

AmeriVision Communications, Inc.           /s/ TRACY C. FREENY
                                           -------------------------------------
                                           Tracy C. Freeny

By: /s/ KENNETH R. KOLEK                   /s/ SHARON L. FREENY
    --------------------------------       -------------------------------------
    Kenneth R. Kolek, Chairman             Sharon L. Freeny


Trustees:

/s/ DAVID W. CLARK
------------------------------------       Address:  11880 Younger Court
David W. Clark                                     -----------------------------
                                                     Azle, TX 76020
                                                   -----------------------------

/s/ RUSSELL BEATY                          Address:  2701 Brixton Rd.
------------------------------------               -----------------------------
Russell Beaty                                        Edmond, OK 73034
                                                   -----------------------------
/s/ DAVID THOMPSON
-----------------------------------        Address:  1309 Eagle Dr.
David Thompson                                     -----------------------------
                                                     Edmond, OK 73034
                                                   -----------------------------

Exhibits:
Exhibit A - Voting Trust Certificate form

                                    EXHIBIT A


No._________                                                     ________ Shares

                        AMERIVISION COMMUNICATIONS, INC.

                          VOTING TRUST CERTIFICATE FORM
                                FOR CAPITAL STOCK


         This voting trust certificate certifies that ____________________ (together with any permitted assignee, the "HOLDER") is entitled to all the benefits arising from the deposit with the Trustees under that certain Voting Trust Agreement, dated as of September 1, 2001, by and among AmeriVision Communications, Inc. (the "Company"), Tracy C. and Sharon Freeny, and such Trustees (the "AGREEMENT"), OF CERTIFICATE #s _____________, as issued by Company and evidencing the Holder's registered ownership of_________ shares of Company's common capital stock, $.01 par value, as more particularly provided in such Agreement and subject to the terms thereof The Holder is entitled to receive payment equal to the amount of any cash dividend or other cash distribution received by the Trustees upon the number of shares of capital stock of the Company in respect of which this certificate is issued. Dividends or other distributions received by the Trustees in the form of Company securities having general voting powers shall be payable in the form of additional voting trust certificates. Until the Trustees shall have delivered the capital stock held under the Agreement to the Holder or to Company, and except as otherwise specified in the Agreement, the Trustees shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such capital stock, including the sole right to vote thereon and to execute consents in respect thereof for every purpose.

         This certificate is issued, received and held under, and the rights of the Holder are subject to, the terms of the Agreement, and of every agreement amending or supplementing the same, a copy of which is on file in the principal office of the Company, and shall be open to the inspection of any Company shareholder during normal business hours. By acceptance hereof, the Holder ratifies, adopts, assents to and is bound by all of the provisions of the Agreement, the content of which shall control in the event of any conflict with this instrument.

          In the event of the dissolution or total or partial liquidation of the Company the funds, securities or other properties received by the Trustees in respect of the capital stock deposited under the Agreement shall be distributed among the Registered Holders of voting trust certificates (or to the party to whom any such trust certificate shall have been pledged, to the extent the Trustees have actual notice of such pledge as of the date of distribution) in proportion to their interests as reflected in the records of the Trustees.

          In the event that any dividend or distribution other than in cash or voting securities of the Company is received by the Trustees, the Trustees shall promptly distribute the same to the Holder and other Registered Holders of voting trust certificates, or, as applicable, to the party to whom such trust certificates have been pledged. Such distribution shall be made with respect to such holders ratably in accordance with the number of shares represented by their respective voting trust certificates.

          Stock certificates for the number of shares of the Company's capital stock then represented by this certificate, or the net proceeds, in cash or property, derived from the permitted disposition of such shares, shall be due and deliverable hereunder upon the termination of the Agreement as provided therein.

         This certificate is transferable on the books of the Trustees at their office in Oklahoma City, Oklahoma (or elsewhere as designated by them), by the Holder, either in person or by attorney-in-fact and agent, and any pledge of this certificate may be noted on the books of the Trustees, all in accordance with the rules established for that purpose by the Trustees, on surrender of this certificate properly endorsed and subject to the restrictions on transfer applicable to the shares of common stock in respect of which this certificate is issued.

         This certificate shall not be valid for any purpose until duly signed by the Trustees.

         As used in this certificate, "Trustees" shall refer both to current and successor Trustees appointed and acting under the Agreement.

         IN WITNESS WHEREOF, the Trustees have signed this voting trust certificate on _____________ 200_.


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                   ----------

                                   ASSIGNMENT

         For value received, ______________________________ hereby assigns the certificate to which this declaration is appended, together with the beneficial ownership of the shares and all other rights and interests represented thereby, to ____________________ , and appoints ________________ as his attorney-in-fact and agent to transfer this certificate on the records of the Trustees identified therein, with full power of substitution.

Dated: _______________,200_
                                        ----------------------------------------


In the presence of:

---------------------------------

---------------------------------